Exhibit 99.1

Arrow Electronics to Publish CFO Commentary Prior to Earnings Conference Call

MELVILLE, N.Y.--(BUSINESS WIRE)--January 31, 2011--Arrow Electronics, Inc. (NYSE:ARW) announced that it will publish a CFO Commentary about its fourth quarter and full year 2010 results by Paul J. Reilly, executive vice president, finance and operations and chief financial officer. This commentary should be used as a supplement to its earnings release, which will be issued on February 2, 2011.

The commentary will provide detail that has previously been communicated during the conference call, reducing the time spent on prepared remarks and allowing more time for interactive questions and answers with senior management.

The commentary will be posted at 8:30 AM ET on February 2, after the earnings press release, and will be available at www.arrow.com/investor. Arrow’s earnings conference call will be publicly webcast at 1:00 PM ET on February 2. To access the live webcast, visit www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for over 900 suppliers and 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 310 locations in 51 countries and territories.

CONTACT:
Arrow Electronics, Inc.
Michael Taunton, 631-847-5680
Vice President and Treasurer
or
Media:
John Hourigan, 303-824-4586
Director, Corporate Communications